Exhibit 10.4

James R. Reis
5311 Nakoma Drive
Dallas, Texas 75209

August 27, 2004

GAINSCO, INC.
1445 Ross Avenue, Suite 5300
Dallas, Texas 75202

Attention: Special Committee of the Board of Directors

Gentlemen:

     In order to induce the Special Committee to approve the Stock Investment Agreement of even date herewith between GAINSCO, INC. and First Western Capital, LLC, an Arizona limited liability company of which I am the beneficial owner and the sole manager and member, I hereby personally agree to the following commitments:

          (i) On the Closing Date, I will cause First Western Capital, LLC to have sufficient capital and liquidity with which to fund its obligations at the Closing, assuming that the conditions to its obligations shall have been satisfied;

          (ii) I will cause First Western Capital, LLC to comply with its obligations as set forth in Sections 6.13 and 6.14 of the Agreement; and

          (iii) I acknowledge that I am individually bound by the provisions of Section 6.14 of the Agreement, and I agree not to take any action in contravention of such provisions.

     Please execute and return to me one copy of this letter to evidence the agreement of GAINSCO, INC. to the terms hereof.

Very truly yours,

/s/ James R. Reis

James R. Reis

Accepted and agreed to:
GAINSCO, INC.

By:	/s/ Glenn W. Anderson Glenn W. Anderson
ITS:	PRESIDENT AND CHIEF EXECUTIVE OFFICER